UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2024 (November 13, 2024)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW
Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On November 13, 2024, Norfolk Southern Corporation (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP and certain of its affiliates (together, the “Ancora Parties”). The following is a summary of the material terms of the Cooperation Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Cooperation Agreement, the Company and the Ancora Parties have agreed to work together in good faith to identify and mutually agree, as promptly as practicable after the date of the Cooperation Agreement, but prior to January 31, 2025, upon an independent director candidate (the “New Independent Director”), for appointment to the Company’s board of directors (the “Board”). At such time the New Independent Director is appointed to the Board, the size of the Board will increase from 13 to 14 directors.

Under the Cooperation Agreement, the Company also agreed to include each of Gilbert Lamphere, Sameh Fahmy, William Clyburn and the New Independent Director (the “Ancora Nominees”) in the Company’s slate of nominees for election as directors of the Company at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and will recommend, support and solicit proxies for the election of each of the Ancora Nominees at the 2025 Annual Meeting in the same manner as for the Company’s other nominees at the 2025 Annual Meeting. In the event that any Ancora Nominee is unable or unwilling to stand for election at the 2025 Annual Meeting, an alternative nominee reasonably approved by the Ancora Parties will be nominated to stand for election to the Board at the 2025 Annual Meeting in place of such Ancora Nominee.

Pursuant to the Cooperation Agreement, the Ancora Parties have irrevocably withdrawn their nomination notice regarding their nomination of four director candidates for election at the 2025 Annual Meeting. The Ancora Parties also agreed to certain voting commitments and standstill obligations, effective as of the date of the Cooperation Agreement until the earlier of (i) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) or (ii) the date that is 120 days prior to the first anniversary of the 2025 Annual Meeting (the “Standstill Period”). However, the Company may, in its sole discretion, elect to extend the Standstill Period until the earlier of (i) the date that is thirty (30) days prior to the deadline for the submission of shareholder nominations for the Company’s 2027 annual meeting of shareholders or (ii) the date that is 120 days prior to the first anniversary of the 2026 Annual Meeting, if the Company, in its sole discretion, notifies the Ancora Parties, at any time prior to the end of the Standstill Period, of its intent to nominate each of the Ancora Nominees to stand for election to the Board at the 2026 Annual Meeting, or, in the event that any Ancora Nominee is not nominated or is unable or unwilling to stand for election at the 2026 Annual Meeting, an alternative nominee reasonably approved by the Ancora Parties is nominated to stand for election to the Board at the 2026 Annual Meeting in place of such Ancora Nominee.

The Cooperation Agreement also includes, among other provisions, procedures for determining any replacements for the New Independent Director, mutual non-disparagement covenants, expense reimbursement and other items that are addressed in the Cooperation Agreement.

The Cooperation Agreement will terminate upon the expiration of the last day of the Standstill Period, unless earlier terminated by mutual written agreement of the Company and the Ancora Parties.

Item 7.01     Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release relating to the Cooperation Agreement, as described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated November 13, 2024, by and among Norfolk Southern Corporation, Ancora Catalyst Institutional LP and certain of its affiliates
99.1	Press Release dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Jeremy Ballard
Name: Jeremy Ballard
Title: Corporate Secretary

Date:  November 14, 2024